UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2022

Z-Work Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission file number 001-39960

Delaware	85-3333982
(State of incorporation)	(I.R.S. Employer Identification No.)

575 Fifth Avenue, 15th Floor

New York, NY 10017
(Address of principal executive offices)

(626) 867-7295
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant	ZWRKU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of Units	ZWRK	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	ZWRKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 31, 2022, Z-Work Acquisition Corp. (the “Company”) filed a preliminary proxy statement (the “Preliminary Proxy Statement”) which contains proposals to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Articles”) and to amend the Company’s Investment Management Trust Agreement (the “Trust Agreement”). The amended and restated Articles and amended Trust Agreement will allow the Company to effect the redemption of its outstanding Class A common stock for cash held in its trust account prior to December 31, 2022.

Investors are encouraged to read the Preliminary Proxy Statement which can be found on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2022	Z-WORK ACQUISITION CORP.

	By:	/s/ Doug Atkin
Name: Doug Atkin
Title: Executive Co-Chairman

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